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Exhibit 21.1

SUBSIDIARIES

1.
Wholly owned subsidiaries of First Mariner Bancorp

    First Mariner Bank
    FM Appraisals, LLC
    Mariner Capital Trust II
    Mariner Capital Trust III
    Mariner Capital Trust IV
    Mariner Capital Trust V
    Mariner Capital Trust VI
    Mariner Capital Trust VII
    Mariner Capital Trust VIII
    Mariner Finance, LLC
    Canton Crossing II, LLC
    Hale Canton, LLC
    Canton Borrowing, LLC

2.
Wholly owned subsidiaries of First Mariner Bank

    First Mariner Mortgage Corporation
    Compass Properties, Inc.
    First Mariner Financial Services, Inc.
    FMB Holdings, Inc.

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  Exhibit 21.1
SUBSIDIARIES